UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2012, Cleco Power LLC (“Cleco Power”) provisionally accepted an offer whereby the Coughlin Power Station (“Coughlin”), a 775-megawatt nameplate capacity natural gas-fired facility, would be transferred from Cleco Evangeline LLC (“Cleco Evangeline”) to Cleco Power. This offer was made in response to Cleco Power’s 2011 Request for Proposals. The transfer of Coughlin to Cleco Power was subject to market-based testing in Cleco Power’s 2012 Long-Term Request for Proposals (“Cleco Power 2012 RFP”) seeking to replace or supplement certain of its existing power supply resources. Cleco Power received proposals from potential suppliers, including the offer under which Coughlin would be transferred from Cleco Evangeline to Cleco Power. Cleco Power announced Cleco Evangeline as the winning bidder in the Cleco Power 2012 RFP, subject to further due diligence, the completion of definitive agreements, and regulatory approvals from the Louisiana Public Service Commission (“LPSC”) and the Federal Energy Regulatory Commission (“FERC”). In December 2012, Cleco Power and Cleco Evangeline executed definitive agreements to transfer ownership and control of Coughlin. Cleco Power received approval from FERC on August 26, 2013 and from the LPSC on December 16, 2013. On March 15, 2014, Cleco Midstream Resources (“Cleco Midstream”) successfully transferred Coughlin to Cleco Power. Cleco Power expects to finalize the rate treatment of Coughlin as part of its formula rate plan extension proceeding before the LPSC, which is expected to be complete in the second quarter of 2014. Cleco Evangeline is a wholly-owned subsidiary of Cleco Midstream. Cleco Power and Cleco Midstream are both wholly-owned subsidiaries of Cleco Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: March 17, 2014	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO POWER LLC

Date: March 17, 2014	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer